SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported) April 16, 2003

                     SEACOAST BANKING CORPORATION OF FLORIDA
               (Exact Name of Registrant as Specified in Charter)


         Florida                         1-13660                 59-2260678
(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)



     815 Colorado Avenue, Stuart, FL                                34994
(Address of Principal Executive Offices)                          (Zip Code)

--------------------------------------------------------------------------------

        Registrant's telephone number, including area code (772) 287-4000

                                                                8K - 1 of 4

                     SEACOAST BANKING CORPORATION OF FLORIDA


Item 7.           Financial Statements and Exhibits

           Exhibit Number             Description
   ------------------------------     ----------------------------------------
                99.1                  Press Release dated April 16, 2003, with
                                      respect to Seacoast Banking Corporation of Florida's financial results for the first quarter ended March 31, 2003.


Item 9.           Regulation FD Disclosure

Seacoast Banking Corporation of Florida (the "Registrant") is furnishing the information required by Item 12 of Form 8-K, "Results of Operations and Financial Condition," under this Item 9.

On April 16, 2003, the Registrant announced its financial results for the first quarter ended March 31, 2003. A copy of the press release announcing the Registrant's results for the first quarter ended March 31, 2003 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 16, 2003, the Registrant held an investor conference call to discuss financial results for the first quarter ended March 31, 2003. All information contained herein is presented as of April 16, 2003, and the Registrant does not assume any obligation to correct or update said information in the future.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SEACOAST BANKING CORPORATION OF FLORIDA
           (Registrant)

     Dated:  April 16, 2003           By: /s/ William R. Hahl
             --------------               -------------------
                                          Name: William R. Hahl
                                          Title: Executive Vice President & CFO

                                  Exhibit Index


           Exhibit Number             Description
   ------------------------------     ------------------------------------
                99.1                  Press  Release  dated  April 16,  2003,
                                      issued by Seacoast Banking Corporation of Florida (the "Registrant").

                                                                    EXHIBIT 99.1

     NEWS RELEASE

                                                           Dennis S. Hudson, III
                                           President and Chief Executive Officer
                                         Seacoast Banking Corporation of Florida
                                                                  (772) 288-6086

                                                                 William R. Hahl
                                                       Executive Vice President/
                                                         Chief Financial Officer
                                                                  (772) 221-2825



              SEACOAST REPORTS AN INCREASE OF 7% IN CORE OPERATING
                         EARNINGS FOR THE FIRST QUARTER


STUART, FL., April 16, 2003 - Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), a bank holding company whose principal subsidiary is First National Bank and Trust Company of the Treasure Coast, today reported net income totaling $3,223,000 or $0.23 diluted earnings per share ("DEPS") for the first quarter of 2003, compared to $3,686,000 or $0.26 DEPS for the first quarter a year ago. Core operating earnings, which exclude the impacts of security gains and losses, totaled $3,955,000 or $0.28 DEPS, up $269,000 or 7.3 percent from a year ago. Included in the first quarter results is the impact on earnings from restructuring the Company's investment portfolio for better performance in the current interest rate environment. A total of $1,157,000 or $0.05 DEPS in investment security losses were recorded in first quarter earnings versus $66,000 of gains in the prior year's first quarter. "Seacoast begins 2003 with quality growth, a very strong balance sheet and the people, processes, capital, and expanded markets to allow for stronger future performance," commented Dennis
S. Hudson, III, Chief Executive Officer of Seacoast.

     The need to restructure the investment portfolio was caused by increased prepayments of collateralized mortgage obligations, resulting in unacceptable asset sensitivity, accelerated premium amortization and a decline in investment portfolio yields. The Company's investment portfolio yield for the first quarter was 36 basis points lower than the fourth quarter yield.

     Highlights for the quarter included the following:

          o Return on average assets was 1.02 percent (1.25% excluding impacts from securities gains and losses), compared to 1.18 percent for the first quarter of 2002;

          o The return on average equity for the first quarter was 13.07 percent (16.04 percent excluding impacts from securities gains and losses), compared to 15.45 percent the first quarter of 2002;

          o Average equity to average assets remained strong at 7.81 percent compared to 7.67 percent one year earlier;

          o Exceptional residential mortgage production continued with a total of $85.5 million in residential applications processed in the first quarter of 2003 compared to $42 million in 2002, an increase of 103.6 percent;

          o    Average  noninterest  bearing  deposits  increased $19 million or
               11.3 percent from the first quarter last year, and now total 18.5% of total deposits;

          o Asset quality exhibited little change with nonperforming assets ratio of 0.29 percent compared to 0.33 percent at year-end and
               0.22 percent in the first quarter 2002; and

          o Seacoast Marine originated loans totaling $38.3 million for the period ended March 31, 2003, compared to $15.4 million in the same period for 2002.

     The net interest margin for the quarter was 3.89 percent, representing a decline from the 4.05 percent achieved in last year's first quarter and the 4.02 percent in the fourth quarter of 2002. The decline in the net interest margin resulted from interest sensitive assets repricing, as a result of a flatter yield curve and the Fed's last 50-basis point rate cut on November 6 without a comparable decline in deposit rates and other interest sensitive liabilities.

     Net interest income declined to $11,639,000 by $177,000 or 1.5 percent from last year's first quarter, but was flat when compared to fourth quarter 2002's $11,648,000. The marginal decline in interest income comes from the shift in the Company's balance sheet during 2002 to a slightly asset sensitive position in anticipation of higher interest rates in 2003. However, the fundamentals of the Company remain very good and the prospects for margin improvement, as a result of increased loan growth from the expansion into Palm Beach County, will be a key to future increased shareholder value.

     The cost for interest bearing deposits declined to 1.71 percent from 2.74 percent in the first quarter 2002 and 2.01 percent in the fourth quarter. Interest bearing deposits increased $18.6 million, representing an 8.8 percent annualized growth during the first quarter 2003. Lower cost savings, NOW and money market balances increased $18.0 million or an annualized growth of 15.2 percent in the first three months of 2003 and noninterest bearing demand deposits increased $11.5 million or 24.9 percent annualized.

     Although total loans outstanding were lower than prior year, the Company's commercial and commercial real estate portfolio increased $7.2 million in the first quarter or 9.8 percent annualized. The response to the expansion into Palm Beach County in late 2002 has been very positive. The addition of two full service branches in January 2003, combined with three commercial loan officers, has resulted in a pipeline of over $31 million in loans in this new market. The recent acquisition of Palm Beach County's two largest community banks by large out-of-market competitors has further enhanced the prospects for future loan and deposit growth from this market.

     Noninterest income, excluding securities gains and losses, increased 34.8 percent when compared to the prior year's first quarter, reflecting reduced revenues from investment management services, offset by growing revenues from mortgage banking and marine lending. During the first quarter 2003, noninterest income related to mortgage loan production grew by 111.1 percent to $1,638,000 compared with $776,000 earned in the first quarter of 2003. Likewise, revenues from marine loan production increased to $807,000 or an increase of $640,000 from the prior year's first quarter. Both business lines benefited from expansion and the favorable interest rate environment. Mortgage banking has added resources in the existing Treasure Coast markets, where Seacoast ranks second in deposit market share and has the convenience of 25 full service branches, and in the fast growing Palm Beach County market, where we now have three offices and three more planned for 2004 and 2005. The Seacoast Marine Finance division added seven employees in California to its production team to fully serve the western marine markets, including the states of Washington and Oregon. The decline in revenues from investment management has been disappointing and remains extremely challenging due to the economic environment and the uncertainties for improvement; however, continuing to provide these services is an important part of our SuperCommunity banking strategy. In addition, when the economy does improve, these revenues will expand and contribute to future earnings results.

     Noninterest expenses increased $776,000 or 7.7 percent from the fourth quarter, as a result of opening two new branches in the first quarter and increased commission expenses due to higher volumes of mortgage banking and marine lending business.

     Core deposit growth continued to enhance fees by increasing the customer base and usage of check cards. During the first quarter 2003, a total of $289,000 in interchange income was earned compared to $223,000 for the same period in 2002.

     Net loan charge offs were $280,000 for the first quarter of 2003, compared to net charge-offs of $124,000 for 2002. Loan delinquencies, nonaccruals and the percentage of loans past due 90 days to average loans declined to 0.29 percent at March 31, 2003, compared to 0.33 percent for the fourth quarter 2002.
Nonperforming assets totaled $1,901,000, representing little change from the $1,670,000 for the same quarter a year ago. The consistent credit quality and low net charge-offs allowed the Company to eliminate the provision for loan losses for the quarter. No provision was made in the prior year's first quarter.

     The Company's effective tax rate for the first quarter 2003 was 34.7 percent compared to 39.2 percent for the same quarter in 2002. At the beginning of 2003 the Company formed a Real Estate Investment Trust to more efficiently manage its real estate assets and to reduce its effective tax rate and tax expenses.

     Seacoast Banking Corporation of Florida has approximately $1.3 billion in assets. It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida's Treasure Coast, one of the wealthiest and fastest growing areas in the nation.



--------------------------------------------------------------------------------
This press release contains  "forward-looking  statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "point to", "project", "could", "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses, and the risks of mergers and acquisitions, including, without limitation, the related costs, including integrating operations as part of these transactions, and the failure to achieve the expected gains, revenue growth and/or expense savings from such transactions.

All written or oral forward looking statements attributable to the Company are expressly qualified in their entirety by this Cautionary Notice including, without limitation, those risks and uncertainties, described in the Company's annual report on Form 10-K for the year ended December 31, 2002 under "Special Cautionary Notice Regarding Forward Looking Statements", and otherwise in the Company's SEC reports and filings. Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including the SEC's website at http://www.sec.gov.

FINANCIAL  HIGHLIGHTS
--------------------------------------------------------------------------------
SEACOAST  BANKING  CORPORATION  OF  FLORIDA  AND  SUBSIDIARIES

                                                      Three Months Ended
(Dollars in thousands,                                     March 31,
except per share data)                                2003           2002
--------------------------------------------------------------------------------
Summary of Earnings                              $   3,223       $   3,686
Net interest income  (1)                            11,639          11,816

Performance Ratios
Return on average assets (2), (3)                     1.02%           1.18%
Return on average
    shareholders' equity (2), (3)                    13.07           15.45
Net interest margin  (1), (2)                         3.89            4.05

Per Share Data (A)
Net income diluted                               $    0.23       $    0.26
Net income basic                                      0.23            0.26
Cash dividends declared                               0.11            0.10
--------------------------------------------------------------------------------

                                             March 31,
                                     ------------------------         Increase/
                                        2003           2002          (Decrease)
--------------------------------------------------------------------------------
Credit Analysis
Net charge-offs year-to-date          $      280    $     124          125.8%
Net charge-offs to average loans            0.16%        0.06%         166.7
Loan loss provision year-to-date      $        -    $       -              -
Allowance to loans at end of period         0.99%        0.92%           7.6
Nonperforming assets                  $    1,901    $   1,670           13.8
Nonperforming assets to loans
   and other real estate owned
   at end of period                         0.29%        0.22%          31.8

Selected Financial Data
Total assets                          $1,297,826   $1,252,181            3.6
Securities -
   Trading (at fair value)                43,719            -            n/m
Securities -
   Available for Sale (at fair value)    440,185      339,377           29.7
Securities -
   Held for Sale (at amortized cost)      19,998       24,186          (17.3)
Net loans                                654,990      747,625          (12.4)
Deposits                               1,060,591    1,040,170            2.0
Shareholders' equity                     100,526       94,602            6.3
Book value per share (A)                    7.22         6.75            7.0
Tangible book value per share (A)           6.98         6.46            8.0
Average shareholders' equity
    to average assets                       7.81%        7.67%           1.8

--------------------------------------------------------------------------------
(A) Per share amounts reflect impact of 3-for-1 stock split effective July 1, 2002.

(1) Calculated on a fully taxable equivalent basis using amortized cost.
(2) These ratios are stated on an annualized basis and are not necessarily indicative of future periods. (3) The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME    (Unaudited)
--------------------------------------------------------------------------------
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES


                                                      Three Months Ended
                                                           March 31,
(Dollars in thousands,                        ----------------------------------
except per share data)                            2003                  2002
--------------------------------------------------------------------------------
Interest on securities:
     Taxable                                 $   4,033             $    3,256
     Nontaxable                                     41                     52
Interest and fees on loans                      11,982                 14,768
Interest on federal funds sold                      21                    285
                                             -----------------------------------
      Total Interest Income                     16,077                 18,361

Interest on deposits                               903                  1,346
Interest on time certificates                    2,701                  4,388
Interest on borrowed money                         873                    850
                                             -----------------------------------
      Total Interest Expense                     4,477                  6,584
                                             -----------------------------------

      Net Interest Income                       11,600                 11,777
Provision for loan losses                            0                      0
                                             -----------------------------------
      Net Interest Income After Provision
        for Loan Losses                         11,600                 11,777

Noninterest income:
     Service charges on deposit accounts         1,217                  1,217
     Trust income                                  524                    597
     Mortgage banking fees                       1,638                    776
     Brokerage commissions and fees                420                    543
     Marine finance fees                           807                    167
     Debit card income                             289                    223
     Other deposit based EFT fees                  116                    101
     Other income                                  360                    359
                                             -----------------------------------
                                                 5,371                  3,983
Securities gains (losses)                       (1,157)                    66
                                             -----------------------------------
      Total Noninterest Income                   4,214                  4,049

Noninterest expenses:
     Salaries and wages                          4,159                  3,760
     Employee benefits                           1,216                  1,048
     Occupancy expense                           1,286                  1,246
     Furniture and equipment expense               994                    829
     Outsourced data processing                    499                    535
     Marketing expense                             550                    513
     Legal and professional fees                   408                    325
     FDIC assessments                               41                     43
     Amortization of intangibles                    63                     63
     Other expense                               1,659                  1,406
                                              ----------------------------------
      Total Noninterest Expenses                10,875                  9,768

      Income Before Income Taxes                 4,939                  6,058
Provision for income taxes                       1,716                  2,372
                                              ----------------------------------

      Net Income                              $  3,223               $  3,686
                                              ----------------------------------

--------------------------------------------------------------------------------
Per share common stock (A):

     Net income diluted                       $   0.23               $   0.26
     Net income basic                             0.23                   0.26
     Cash dividends declared                      0.11                   0.10

Average diluted shares outstanding          14,248,755             14,304,921
Average basic shares outstanding            13,923,795             14,007,291
--------------------------------------------------------------------------------
(A) Per share amounts reflect impact of 3-for-1 stock split effective July 1, 2002.

CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

                                         March 31,     December 31,    March 31,
(Dollars in thousands)                     2003            2002           2002
--------------------------------------------------------------------------------

Assets
   Cash and due from banks               $ 63,534      $  49,571      $  46,992
   Federal funds sold and
     interest bearing deposits             30,990            251         53,417
   Securities:
     Trading (at fair value)               43,719              -              -
     Available for sale (at fair value)   440,185        466,278        339,377
     Held for Sale (at amortized cost)     19,998         32,181         24,186
                                       -----------------------------------------
            Total Securities              503,902        498,459        363,563

   Loans sold and available for sale       11,696         13,814         10,095

   Loans                                  661,536        688,161        754,535
   Less: Allowance for loan losses         (6,546)        (6,826)        (6,910)
                                       -----------------------------------------
            Net Loans                     654,990        681,335        747,625

   Bank premises and equipment             16,036         16,045         15,101

   Other real estate owned                      -              8            192
   Other assets                            16,678         21,814         15,196
                                       -----------------------------------------
                                       $1,297,826     $1,281,297     $1,252,181
                                       -----------------------------------------

Liabilities and Shareholders' Equity
Liabilities
   Deposits
     Demand deposits (noninterest
       bearing)                        $  195,989     $  184,524     $  178,781
     Savings deposits                     490,976        472,976        474,107
     Other time deposits                  276,777        279,255        297,559
     Time certificates of $100,000
       or more                             96,849         93,785         89,723
                                       -----------------------------------------
         Total Deposits                 1,060,591      1,030,540      1,040,170

   Federal funds purchased and
       securities sold under
       agreements to repurchase,
       maturing within 30 days             65,241        102,967         70,754
   Other borrowings                        65,000         40,000         40,000
   Other liabilities                        6,468          7,043          6,655
                                       -----------------------------------------
                                        1,197,300      1,180,550      1,157,579
Shareholders' Equity

    Preferred stock                             -              -              -
    Common stock                            1,555          1,555          1,554
    Additional paid in capital             26,994         26,994         26,888
    Retained earnings                      90,533         89,960         82,815
    Treasury stock                        (17,916)       (18,578)       (16,440)
                                       -----------------------------------------
                                          101,166         99,931         94,817
    Securities valuation equity
       (allowance)                           (640)           816           (215)
                                       -----------------------------------------
            Total Shareholders' Equity    100,526        100,747         94,602
                                       -----------------------------------------
                                       $1,297,826     $1,281,297     $1,252,181
                                       -----------------------------------------

Common Shares Outstanding              13,928,951     13,890,001     14,015,874


--------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL  DATA                        (Unaudited)
--------------------------------------------------------------------------------
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES



                                                                       Quarters
                                                    ------------------------------------------------------
                                                         2003                       2002
                                                    ------------------------------------------------------
(Dollars in thousands,                                                                                       Last 12
except per share data)                                  First        Fourth        Third        Second        Months
---------------------------------------------------------------------------------------------------------------------------
Operating Ratios
   Return on average assets (2),(3)                      1.02%        1.32%        1.17%         1.33%         1.21%
   Return on average shareholders' equity (2),(3)       13.07        16.24        14.19         16.76         15.06
   Net interest margin (1),(2)                           3.89         4.02         4.17          4.23          4.09
   Average equity to average assets                      7.81         8.12         8.26          7.92          8.02

Credit Analysis
   Net charge-offs                                   $    280       $    7       $   69        $    8       $   364
   Net charge-offs to average loans                      0.16%        0.00%        0.04%         0.00%         0.05%
   Loan loss provision                               $      -       $    -       $    -        $    -       $     -
   Allowance to loans at end of period                   0.99%        0.99%        0.95%         0.94%
   Nonperforming assets                              $  1,901       $2,249       $2,454        $1,993
   Nonperforming assets to loans and other
       real estate owned at end of period                0.29%        0.33%        0.34%         0.27%
   Nonaccrual loans and accruing loans 90
       days or more past due to loans outstanding
       at end of period                                  0.29         0.33         0.32          0.26

Per Share Common Stock (A)
   Net income diluted                                $   0.23       $ 0.28       $ 0.25        $ 0.28        $ 1.04
   Net income basic                                      0.23         0.29         0.25          0.29          1.07
   Cash dividends declared                               0.11         0.11         0.10          0.10          0.42
   Book value per share                                  7.22         7.25         7.11          7.05

--------------------------------------------------------------------------------------------------------------------------

(A) Per share amounts reflect impact of 3-for-1 stock split effective July 1, 2002.

(1) Calculated on a fully taxable equivalent basis using amortized cost.

(2) These ratios are stated on an annualized basis and are not necessarily indicative of ratios which may be expected for the entire year. (3) The calculation of ROA and ROE do not include the mark-to-market unrealized gains
(losses), because the unrealized gains (losses) are not included in net income.


CONSOLIDATED QUARTERLY FINANCIAL  DATA
--------------------------------------------------------------------------------
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES


--------------------------------------------------------------------------------
                                   March 31,      December 31,        March 31,
SECURITIES                           2003            2002                2002
--------------------------------------------------------------------------------
Mortgage-backed                   $ 43,719         $     -           $     -
                                  ----------------------------------------------
   Securites Trading                43,719               -                 -
                                  ----------------------------------------------

U.S. Treasury and U.S. Government
   Agencies                       $  2,501         $ 2,508           $  2,538

Mutual funds                             -             292                278
Mortgage-backed                    431,289         456,655            329,067
Other securities                     6,395           6,823              7,494
                                  ----------------------------------------------
   Securities Available for Sale   440,185         466,278            339,377
                                  ----------------------------------------------

Mortgage-backed                     16,828          28,555             20,321
Obligations of states and political
   subdivisions                      3,170           3,626              3,865
                                  ----------------------------------------------
   Securities Held for Investment   19,998          32,181             24,186
                                  ----------------------------------------------
       Total Securities           $503,902        $498,459           $363,563
                                  ----------------------------------------------

--------------------------------------------------------------------------------
                                   March 31,     December 31,         March 31,
LOANS                               2003             2002                2002
--------------------------------------------------------------------------------
Real estate construction          $ 84,821        $ 77,909           $ 75,234
Real estate mortgage               452,465         478,123            540,108
Instalment loans to individuals     82,011          91,307             99,946
Commercial and financial            41,809          40,491             38,779
Other loans                            430             331                468
                                  ----------------------------------------------
       Total Loans                $661,536        $688,161           $754,535
                                  ----------------------------------------------

--------------------------------------------------------------------------------


AVERAGE BALANCES, YIELDS AND RATES
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

                                             2003                             2002
                                   -------------------------------------------------------------------
                                        First Quarter         Fourth Quarter         First Quarter
                                   -------------------------------------------------------------------
                                      Average    Yield/     Average     Yield/      Average    Yield/
(Dollars in thousands)                Balance     Rate      Balance      Rate       Balance     Rate
------------------------------------------------------------------------------------------------------
Assets
Earning assets:
   Securities:
     Taxable                          $512,781    3.15%     $411,457     3.49%      $313,853     4.15%
     Nontaxable                          3,193    7.77         3,505     7.99          4,009     7.78
                                    ------------------------------------------------------------------
    Total Securities                   515,974    3.17       414,962     3.53        317,862     4.20

   Federal funds sold
     and other short-
     term investments                    6,723    1.27        17,001     1.40         69,478     1.66

   Loans,  net                         690,022    7.05       718,650     7.14        781,662     7.59
                                    ------------------------------------------------------------------

   Total Earning Assets              1,212,719    5.39     1,150,613     5.74      1,169,002     6.33

Allowance for loan losses               (6,795)               (6,817)                 (6,993)
Cash and due from banks                 47,048                44,982                  40,855
Premises and equipment                  16,122                16,161                  15,287
Other assets                            12,105                12,357                  13,806
                                    -------------------------------------------------------------------

                                    $1,281,199            $1,217,296              $1,231,957
                                    -------------------------------------------------------------------


Liabilities and Shareholders' Equity
Interest-bearing liabilities:
    NOW  (including Super NOW)      $   67,373    0.66%   $   61,321     0.77%    $   65,168     1.11%
    Savings deposits                   148,857    0.62       145,226     0.80        147,916     1.12
    Money market accounts              265,843    0.86       254,627     1.01        242,428     1.27
    Time deposits                      372,273    2.94       376,043     3.36        394,162     4.51
    Federal funds purchased and
      securities sold under
      agreements to repurchase          78,495    0.96        54,876     0.88         75,515     1.17
    Other borrowings                    56,944    4.90        40,000     6.42         40,000     6.42
                                    --------------------------------------------------------------------

    Total Interest-Bearing
      Liabilities                      989,785    1.83       932,093     2.13        965,189     2.77

Demand deposits (noninterest-bearing)  186,613               180,763                 167,618
Other liabilities                        4,787                 5,612                   4,709
                                    --------------------------------------------------------------------
          Total Liabilities          1,181,185             1,118,468               1,137,516

Shareholders' equity                   100,014                98,803                  94,441
                                    --------------------------------------------------------------------

                                    $1,281,199            $1,217,271              $1,231,957
                                    --------------------------------------------------------------------

Interest expense as a % of earning assets         1.50%                  1.73%                   2.28%
Net interest income as a % of earning assets      3.89                   4.02                    4.05

--------------------------------------------------------------------------------

(1) On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.